UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 11, 2006

Commission File	Registrant, State of Incorporation, Address of	I.R.S. employer
Number	Principal Executive Offices and Telephone Number	Identification Number

1-08788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104

None
(Former name, former address and former fiscal year, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signatures
EX-99.1 Press Release dated 1-11-06

Item 8.01. Other Events.
Nevada Power Company, a wholly-owned subsidiary of Sierra Pacific Resources, announced that on January 10, 2006, it priced a private offering of $210 million principal amount of its 5.95% General and Refunding Mortgage Notes, Series M, due 2016. The notes are expected to be delivered on or about January 18, 2006. The notes will be secured by the lien of the Company’s General and Refunding Mortgage Indenture, which constitutes a lien on substantially all of the Company’s real property and tangible personal property located in the State of Nevada. A copy of the press release is filed as Exhibit 99.1 hereto.
The offering was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States in compliance with Regulation S under the Securities Act. The notes will not be registered under the Securities Act and may not be offered or sold by holders thereof without registration unless an exemption from such registration is available.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

99.1 Press release dated January 11, 2006

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Sierra Pacific Resources (Registrant)
Date: January 11, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)
Date: January 11, 2006	By:	/s/ John E. Brown
John E. Brown
Controller